EXHIBIT 99.1


               THE FIRST AMERICAN CORPORATION ANNOUNCES ITS INTENT
                TO ACQUIRE TRANSAMERICA'S TAX AND FLOOD COMPANIES
        - Acquisition Will Enhance First American's Service Offerings to
          the Mortgage Community with Expanded Tax and Flood Services -


SANTA ANA, Calif., Sept. 4, 2003 - The First American Corporation (NYSE:FAF), the nation's leading diversified provider of business information and related products and services, and Transamerica Finance Corporation, today announced their intent for First American to acquire Transamerica's real estate tax service and flood hazard certification businesses. The Transamerica businesses, which had combined revenue of $241.7 million in 2002, will be integrated with First American's existing real estate tax service and flood hazard certification businesses. The parties have made the necessary regulatory filings and are negotiating definitive agreements, which are expected to be completed within 20 days. Closing of the acquisition is subject to execution of definitive agreements and regulatory approval. Terms of the transaction will be disclosed upon execution of the definitive agreements.

     "The acquisition will enhance First American's ability to provide a comprehensive and cost-effective offering of information products and services to better serve the mortgage lending community," said Parker S. Kennedy, president of The First American Corporation. "Because Transamerica's business model and corporate philosophy in these businesses closely match First American's, we expect a very smooth and efficient transition, both internally and for the customers of each company."

     First American will make this acquisition through the 80-percent owned First American Real Estate Solutions (FARES) joint venture with Experian Information Solutions, Inc. The transaction will be funded from FARES' existing cash and proportional cash contributions from First American and Experian.

     Transamerica Real Estate Tax Service Inc. provides services to a number of the nation's top mortgage lenders. These services include reporting on tax delinquencies and ensure the timely and accurate payment of property taxes. Transamerica Flood Hazard Certification Inc., which pioneered the flood determination business, certifies the location of properties in flood zones to many of the nation's top mortgage lenders and insurance companies.

     The First American Corporation, a Fortune 500 company and the nation's leading diversified provider of business information, supplies businesses and consumers with information resources in connection with the major economic events of people's lives, such as getting a job; renting an apartment; buying a car, house, boat or airplane; securing a mortgage; opening or buying a business; and planning for retirement. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within seven primary business segments including: Title Insurance and Services, Specialty Insurance, Trust and Other Services, Mortgage Information, Property Information, Credit Information and Screening Information. With revenues of $4.70 billion in 2002, First American has nearly 25,000 employees in approximately 1,400 offices throughout

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the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

     Certain statements made in this press release, including those relating to the execution of definitive agreements, the transition following the acquisition and the funding of the acquisition are forward-looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company's significant customers and competitors; the company's continued ability to identify businesses to be acquired; changes in the company's ability to integrate businesses which it acquires; and other factors described in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.